UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

FIRST CALIFORNIA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52498	38-3737811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 322-9655

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On March 24, 2010, First California Financial Group, Inc. (the "Company") consummated the previously announced underwritten public offering of common stock at a purchase price of $2.50 per share. The Company sold 16,560,000 shares of its common stock, which includes the exercise by the underwriter of its over-allotment option, for gross proceeds to the Company of $41.4 million. A copy of the press release announcing the consummation of the public offering is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

99.1     Press Release, dated March 24, 2010, announcing the consummation of the public offering of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2010	FIRST CALIFORNIA FINANCIAL GROUP, INC.

	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer